UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 8, 2007
BROADCOM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

16215 Alton Parkway, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 949.926.5000
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The information in this Current Report, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language contained in such filing.
On February 8, 2007, Broadcom Corporation issued a press release announcing unaudited financial results for the fourth quarter and year ended December 31, 2006. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
Discussion of Non-GAAP Financial Measures
In addition to our GAAP results, Broadcom reports adjusted net income and net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP net income per share.” Non-GAAP net income consists of net income excluding stock-based compensation expense, as well as charges related to acquisitions and other charges and gains that are driven primarily by discrete events that management does not consider to be directly related to our core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by adjusted GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the calculation of GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.
Broadcom believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with our past financial reports, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used non-GAAP net income and non-GAAP net income per share when evaluating operating performance because we believe that the inclusion or exclusion of the items described below provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. We have chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. Externally, we believe that non-GAAP net income continues to be useful to investors in their assessment of our operating performance and the valuation of our company.
Internally, non-GAAP net income and non-GAAP net income per share are significant measures used by management for purposes of:
•	supplementing the financial results and forecasts reported to our board of directors;

•	evaluating Broadcom’s operating performance;

•	managing and benchmarking performance internally across our businesses and externally against our peers;

•	determining a portion of bonus compensation for executive officers and certain other key employees;

•	establishing internal operating budgets;

•	calculating return on investment for development programs and growth initiatives;

•	comparing performance with internal forecasts and targeted business models; and

•	evaluating and valuing potential acquisition candidates.

Non-GAAP net income reflects net income adjusted for the following items:
•	Stock-based compensation. Stock-based compensation relates primarily to employee stock options and restricted stock units issued by Broadcom and other stock options and restricted stock assumed in acquisitions by Broadcom. Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by market forces that are difficult to predict and are not within the control of management, such as the price of our Class A common stock. Accordingly, management excludes this item from its internal operating forecasts and models. We take into account the dilutive impact of stock options and shares issued pursuant to our stock-based compensation plans at the aggregate company level, but regularly exclude stock-based compensation expense when analyzing individual line items on the financial statements or when making decisions that affect our various businesses.
•	Acquisition-related charges. Acquisition-related charges include in-process research and development charges related to (i) products in development that have not reached technological feasibility at the time of acquisition and (ii) the amortization and impairment of purchased intangible assets primarily consisting of goodwill and purchased technology, customer relationships and backlog. These charges are not factored into management’s evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are non-cash and are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of Broadcom’s Class A common stock, and the maturities of the businesses being acquired.
•	Employer payroll tax expense. Employer payroll tax expense on certain stock option exercises varies greatly in amount from period-to-period and is significantly impacted by factors that are difficult to predict and are not within the control of management, such as the timing and magnitude of employee stock option exercises and the fair market value of Broadcom’s Class A common stock at the time of exercise.
•	Other charges and gains. Other charges and gains consists of settlement costs, restructuring costs (reversals), gains or losses on strategic investments, charges related to our historical equity award practices, and non-operating gains, all of which occur on a sporadic basis and vary greatly in amount. Management excludes these items when evaluating our operating performance because these amounts do not affect our core operations.
•	Income tax expense (benefit). Income tax expense is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure as well as income tax benefits from adjustments to tax reserves of certain foreign subsidiaries.
The calculation of non-GAAP net income per share is adjusted for the following item:
•	The treasury stock method used to calculate GAAP weighted average shares outstanding (diluted) requires amounts related to compensation costs attributable to future services and not yet recognized in the financial statements to be treated as proceeds that are assumed to be used to repurchase shares. As a result, this reduces the total number of weighted average shares for purposes of calculating GAAP weighted average shares outstanding (diluted). Since Broadcom does not include the effects of these compensation costs in its non-GAAP net income, management believes these amounts should not be applied to the repurchase of shares in calculating non-GAAP net income per share, and, accordingly, adds such shares back into weighted average shares outstanding for purposes of calculating non-GAAP net income per share.
Non-GAAP net income and non-GAAP net income per share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Broadcom’s results as reported under GAAP. Broadcom expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income and non-GAAP net income per share are:
•	Non-GAAP net income does not include stock compensation expense related to equity awards granted to our workforce. Broadcom’s stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective as of January 1, 2006. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income.

•	Although amortization and impairment of purchased intangible assets does not directly affect our current cash position, such expense represents the declining value of the technology and other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, when appropriate. The expense associated with this decline in value is excluded from the non-GAAP net income presentation, and therefore non-GAAP net income does not reflect the costs of acquired intangible assets that supplement our research and development efforts.

•	Broadcom periodically acquires and assimilates other companies or businesses, and we expect to continue to experience acquisition-related charges in the future. These costs can directly impact the amount of our available funds or could be dilutive to our shareholders in the future.

•	Other charges and gains can directly impact the amount of our available funds or could be dilutive to our shareholders in the future.

•	Broadcom’s income tax expense (benefit) ultimately will be determined based upon our GAAP taxable income and actual tax rates currently in effect, which may differ significantly from the 10% rate assumed in the calculation of our non-GAAP net income.
Item 9.01 Exhibits
(d) Exhibits
          99.1 Press Release dated February 8, 2007 of the Registrant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION, a California corporation
February 8, 2007	By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Vice President, Controller and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 8, 2007 of the Registrant.